Deed of Floating Charge

between

Lionbridge Mauritius Ltd.

and

Wachovia Bank, National Association,

as administrative agent

December 4, 2006
TABLE OF CONTENTS

1. Preamble

2. Definitions.

3. Creation of Charge

4. Perfection of Security

5. Representations & Warranties

6. Conversion of Floating Charge into Fixed Charge; Remedies

7. Appointment of Receiver and Manager.

8. Unconditional and Continuing Security

9. Release

10. Amendments

11. No Waiver

12. Indemnity

13. Binding effect; Assignment

14. Severability

15. Governing Law

Deed of Floating Charge

This Agreement is made on December 4, 2006 between:

1.	LIONBRIDGE MAURITIUS LTD.

a private company incorporated in the Republic of Mauritius, with its registered office at IFS Court, Twenty-Eight, Cybercity, Ebène, Mauritius (the “Chargor”); and

2.	WACHOVIA BANK, NATIONAL ASSOCIATION

a U.S. national banking association, having its principal office at One Wachovia Center, Charlotte, North Carolina 28288-0737, United States of America, as Administrative Agent under the Credit Agreement (defined below), (the “Chargee”).

1. Preamble

1.1	The Chargor has determined that the execution, delivery and performance of this Deed directly benefit, and are in the best interests of, the Chargor.

1.2	In consideration of the Chargee making certain financial accommodations available to the Credit Parties pursuant to the Credit Agreement, the Chargor agrees with the Chargee as below.

2. Definitions.

2.1	In this Deed, the terms in the first column shall have the definitions set out in the second column, as follows:

Borrowers	The Company, the Irish Borrower, Lionbridge Holdings BV and Lionbridge of Europe B.V.;

Charged Assets	All the present and future assets of the Chargor;

Code	The Civil Code of Mauritius;

Company	Lionbridge Technologies, Inc, a company incorporated in the State of Delaware, USA and having its principal office at 1050 Winter Street, Waltham, MA 02451, USA;

Credit Agreement	A credit agreement dated 1st September
2005 (as amended, restated, supplemented or
otherwise modified) by and among the Borrowers,
the US Guarantors, the Foreign Guarantors, the
lenders from time to time party thereto and the
Pledgee, to which the Company has joined by
virtue of the Joinder Agreement;

Deed	This deed of floating charge;

Dutch Borrowers	Lionbridge Holdings BV and Lionbridge Global Solutions Holdings (Netherlands) B.V. (f/k/a Bowne Global Solutions Holdings (Netherlands) B.V.);

Foreign Guarantors	The Borrowers, the US Guarantors, Lionbridge Holdings Luxembourg S.A.R.L., Lionbridge Luxembourg S.A.R.L. and the Subsidiaries of the Irish Borrower and the Dutch Borrowers;

Irish Borrower	Lionbridge International (f/k/a Lionbridge Technologies Ireland);

Joinder Agreement	An agreement dated December 4, 2006 between the Chargor, the Borrowers, the US Guarantors, the Foreign Guarantors and the Pledgee;

Lionbridge Holdings BV	Lionbridge Technologies Holdings B.V.;

Secured Obligations	all the Credit Party Obligations of the Credit Parties as defined in the Credit Agreement; and

US Guarantors	The Material Domestic Subsidiaries of the Company.

2.2	Terms not otherwise defined herein shall, where the context so permits, have the same meaning as in the Credit Agreement.

3. Creation of Charge

3.1	As continuing security for the due and punctual discharge of the Secured Obligations, the Chargor hereby creates in favour of the Chargee (as Security Trustee) a first rank floating charge over the Charged Assets.

3.2	For the purpose of this Deed but without prejudice to the terms of the Credit Documents, the Obligations shall be valued at the sum of US$ 175,000,000 (including interest, costs, commissions, etc).

4. Perfection of Security

4.1	Immediately following the execution of this Deed, the Chargor shall cause, at its own costs, this Deed to be registered with the Registrar General and inscribed in the registers of the Conservator of Mortgages.

4.2	Following such inscription, the Chargor shall deliver to the Chargee an original of this Deed bearing the original stamp witnessing the inscription of the charge created herein in the registers of the Conservator of Mortgages.

4.3	The Chargor shall cause the particulars of the charge created herein to be filed with the Registrar of Companies for the purpose of Section 127 of the Companies Act 2001.

5. Representations & Warranties

5.1	The Chargor represents and warrants as follows:

(i)	the Chargor:

(a)	is a corporation duly organized, validly existing and in good standing under the laws of Mauritius, and

(b)	has all requisite power and authority to execute, deliver and perform this Agreement;

(ii)	the execution, delivery and performance by the Chargor of this Agreement:

(a)	have been duly authorized by all necessary action; and

(b)	do not and will not contravene its constitution or any applicable law or any material contractual restriction binding on or affecting it or any of its properties;

(iii)	all necessary authorisations to enable the Chargor to enter into this Agreement have been obtained and are, and will remain, in full force and effect;

(iv)	the exercise by the Chargee of any of its rights and remedies in accordance with the terms of this Agreement will not contravene any law or any contractual restriction binding on or affecting the Chargor or any of the properties of the Chargor;

(v)	save as is expressly mentioned in Clause 4 above, no authorization or approval or other action by, and no notice to or filing with, any governmental authority is required to be obtained or made by the Chargor for:

(a)	the due execution, delivery and performance by the Chargor of this Agreement,

(b)	the grant by the Chargor, or the perfection, of the security created hereby in the Charged Assets; or

(c)	the exercise by the Chargee of any of its rights and remedies hereunder; and

(vi)	this Deed will, after the steps set out in Clause 4.1 above have been taken, create a legal, valid and binding first ranking floating charge on the Charged Assets as effective security for the Secured Obligations;

(vii)	it shall not, at any time during the subsistence of this Agreement, create or permit to subsist any lien or any other security over all or any part of the Assets other than as permitted in accordance with the Credit Documents;

(viii)	it has not performed and will not perform any act which might prevent the Chargee from enforcing any of the terms and conditions of this Deed or which would limit or restrict the Chargee in such enforcement;

(ix)	the above representations, warranties and undertakings are and will be correct and complied with in all respects as at the date of this Deed and also at all times thereafter so long as the Secured Obligations have not been duly and irrevocably discharged in full, as if repeated by reference to the then existing circumstances.

6. Conversion of Floating Charge into Fixed Charge; Remedies

6.1	For so long as any of the Secured Obligations shall not have been duly and irrevocably discharged, the Chargee shall have the right, pursuant to the provisions of the Civil Code, at any time and at its sole discretion and upon giving notice to the Chargor, to convert and crystallise in its favour the charge herein created over the Charged Assets or any part thereof into a fixed charge.

6.2	In case such right of conversion is exercised, the Chargee shall upon conversion cause the inventory prescribed under the Code to be made and fulfil all the other formalities and procedures prescribed by the Code.

6.3	The Chargor shall bear all the costs incurred in converting and crystallising the Charge into a fixed charge.

6.4	The Chargee shall be entitled to all the remedies provided by law. The remedies provided in this Deed are cumulative and not exclusive of any remedies provided by law.

7. Appointment of Receiver and Manager.

7.1	If any of the Secured Obligations is due and payable but not paid or discharged on demand or if the Chargor has breached any provision of this Deed or any other Credit Document or in the case of any other Event of Default, the Chargee may appoint any person to be a receiver and manager of the Charged Assets or any part thereof and may in like manner from time to time remove any receiver and manager so appointed and appoint another in his stead.

7.2	A receiver and manager so appointed shall be the agent of the Chargor and the Chargor shall alone be liable for his acts and defaults and remuneration and he shall have authority and be entitled to exercise the powers hereinafter set forth and to do all such acts and things which a receiver and manager lawfully may or can do which may be necessary for or considered to be incidental or conductive to the carrying on of the business of the Chargor including the raising of money with the consent of the Chargee on the security of the Charged Assets or without security and generally to take possession of and collect all or part of the Charged Assets and for that purpose to take proceedings in the name of the Chargor to sell all or any part of the Charged Assets and to make any compromises.

7.3	No purchaser, mortgagor, mortgagee or other person or company dealing with the Chargee or any receiver and manager or with their attorneys or agents shall be concerned to enquire whether the powers exercised or purported to be exercised have been exercisable or whether any money remains due on the security of this Deed or as to the necessity or expediency of the stipulations and conditions subject to which any sale shall have been made or otherwise as to the propriety or regularity of such sale, calling in, collection or conversion or to see to the application of any money paid to the Chargee or such receiver and manager and in the absence of mala fides on the part of such purchaser, mortgagor, mortgagee or other person or company, such dealing shall be deemed in so far as regards the safety and protection of such purchaser, mortgagor, mortgagee person or company to be within the powers hereby conferred and to be valid and effectual accordingly.

7.4	Subject to the law, all proceeds of any sale, transfer, or other disposal of the Charged Assets pursuant to this Deed shall be applied by the Chargee in accordance with the Credit Agreement.

8. Unconditional and Continuing Security

8.1	The charge and security interest created by this Deed and the obligations of the Chargor hereunder are unconditional and shall not be affected by any invalidity or unenforceability of provision of this Deed or any provision of the other Credit Documents or any other agreement between the Chargee and the Chargor (whether made before or after the date of this Deed).

8.2	The security created by this Deed:

(i)	shall constitute and be a continuing security notwithstanding any intermediate discharge or settlement or reduction or satisfaction of the Secured Obligations or any other matter or thing whatsoever;

(ii)	is in addition to and is not in any way prejudiced or affected by any collateral or other security, judgement or order or any lien to which the Chargee or any other Credit Party may be otherwise entitled; and

(iii)	shall be reinstated by the Chargor if, for any reason, any payment by or on behalf of the Chargor under the Credit Agreement or this Deed shall be rescinded or must otherwise be restored, whether as a result of any proceedings in bankruptcy or reorganisation or the like or otherwise.

8.3	To the extent that the Chargor has or hereafter may acquire any immunity or any other defence from any legal action, suit or proceeding, from the jurisdiction of any court or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, the Chargor hereby irrevocably waives and agrees not to plead or claim such immunity or other defence in respect of its obligations under this Deed.

9. Release

9.1	The Chargee hereby undertakes that if the Secured Obligations are duly and irrevocably discharged in full in accordance with the provisions of the Credit Agreement and this Deed, the Chargee shall, as soon as reasonably practicable after the first written request and at the expense of the Chargor, discharge the Charged Assets from the charge created herein.

10. Amendments

10.1	No amendment or waiver of any provision of this Deed, nor consent to any departure by the Chargor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Chargee and registered with the Registrar General and inscribed with the Conservator of Mortgages, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

11. No Waiver

11.1	No failure on the part of the Chargor to exercise, and no delay in exercising, any right under this Deed shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

12. Indemnity

12.1	The Chargor agrees to pay, indemnify, and hold the Chargee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions (whether in contract, in tort or on any other ground), judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the enforcement of this Deed (the “indemnified liabilities”), provided, that the Chargor shall have no obligation hereunder to the Chargee with respect to indemnified liabilities arising from the gross negligence or wilful misconduct of the Chargee.

13. Binding effect; Assignment

13.1	This Deed shall be binding upon and inure for the benefit of the Parties and their respective successors.

13.2	The Chargor shall not assign any of its rights or obligations under this Deed without the prior written consent of the Chargee.

13.3	The Chargee may assign any of its rights or obligations under this Deed in accordance with the provisions of any Credit Document.

14. Severability

14.1	In the event that any Clause or part of a Clause in this Deed shall, for any reason, be determined by a court or arbitration tribunal to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining Clauses shall not be affected or impaired.

14.2	The Chargor shall take all steps, execute all documents and do everything reasonably required by the Chargee in order to give full legal effect to that Clause or part of its intended purpose.

15. Governing Law

15.1	This Deed shall be governed by and construed in accordance with the laws of the Republic of Mauritius.

IN WITNESS WHEREOF, the Chargor and the Chargee have executed this Deed the day and year first written above in two originals.

LIONBRIDGE MAURITIUS LTD. (“Chargor”)

By: Name: Title:	/s/Stephen J. Lifshatz Stephen J. Lifshatz Director

[SIGNATURE PAGE OF CHARGEE FOLLOWS]

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent (“Chargee”)

By: Name: Title:	/s/ Mark B. Felker Mark B. Felker Managing Director,

Wachovia Bank, National Association